CERTIFICATE OF RESTATED ARTICLES
OF INCORPORATION
OF

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Restated Articles of Incorporation for the above named corporation have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Restated Articles of Incorporation.

Dated:	February 24, 1994

Effective:	February 24, 1994

filed
RESTATED ARTICLES OF INCORPORATION	In the Office of the
Secretary of State of Texas
OF
RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.	FEB 24 1994

ARTICLE ONE	Corporations Section

Renaissance Capital Growth & Income Fund III, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, does hereby adopt Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

ARTICLE TWO

Article Four of the Articles of Incorporation of the corporation is amended by the Restated Articles of Incorporation to read in its entirety as follows:

“ARTICLE FOUR

“The aggregate number of shares which the Corporation shall have to issue is twenty million (20,000,000). All of such shares shall be of the par value of one dollar ($1.00) and shall be designated as "Common Stock". All such shares shall have equal rights to share in dividends and in distributions on liquidation of the company.”

ARTICLE THREE

Each such amendment made by these Restate Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such Restated Articles of Incorporation and each such amendment made by the Restated Articles of Incorporation were duly adopted by the shareholders of the corporation on the 23rd day of February, 1994.

ARTICLE FOUR

The number of shares outstanding was 10,000 and the number of shares entitled to vote on the Restated Articles of Incorporation as so amended was 10,000, the holders of all of which have signed a written consent to the adoption of such Restated Articles of Incorporation as so amended.

ARTICLE FIVE

The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof and as amended as above set forth:

ARTICLE ONE

The name of the corporation (hereinafter called the "Corporation") is:

“Renaissance Capital Growth & Income Fund iii, Inc.”

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the Corporation shall have to issue is twenty million (20,000,000). All of such shares shall be of the par value of one dollar ($1.00) and shall be designated as "Common Stock". All such shares shall have equal rights to share in dividends and in distributions on liquidation of the company.

ARTICLE FIVE

No holder of any shares of stock of the Corporation shall, as such holder, have any pre-emptive or preferential right to receive, purchase, or subscribe to (a) any unissued or treasury shares (whether now or hereafter authorized) of the Corporation, (b) any obligations, evidences of indebtedness or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such unissued or treasury shares, (c) any right of subscription to or to receive, or any warrant or option for the purchase of any there of, or (d) any other securities that may be issued or sold by the Corporation, other than such (if any) as the Board of Directors of the Corporation, in its sole discretion, may determine from time to time.

ARTICLE SIX

Shareholders shall not have the right to cumulate their votes for directors.

ARTICLE SEVEN

The Corporation will not commence business until it has received for the insurance of its shares consideration of the value of One Thousand Dollars ($1,000) consisting of money, labor done, or property actually received.

ARTICLE EIGHT

No contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of the Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, and any director or directors individually or jointly, may be a party or parties to, or may be interested in any contract or transaction of the Corporation or in which the Corporation is interested; and no contract, act or transaction of the Corporation with any person or persons, firm or association, shall be affected or invalidated by the fact that any director or directors of the Corporation is a party, or are parties, to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firm or association, and each and every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm or corporation in which he may be in any wise interested; provided, that the fact of such interest shall have been disclosed to or shall be known by the other directors or the shareholders of the Corporation, as the case may be, acting upon or with reference to such act, contract or transaction, the foregoing shall be so even though the presence at a meeting or vote or votes of such interested director or directors might have been necessary to obligate the Corporation upon any such act, contract or transaction.

ARTICLE NINE

Any person made a party to any civil or criminal action, suit or proceeding by reason of fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including, without limitation, attorney's fees and amounts paid in satisfaction of judgment or in settlement, other than amounts paid to the Corporation by him, actually and necessarily incurred by or imposed upon him in connection with, or resulting from the defense of, such civil or criminal action, suit or proceeding, or in connection with or resulting from any appeal therein, except in relation to matters as to which it shall be adjudged in such civil or criminal action, suit or proceeding that such officer, director or employee is liable for willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of his duties to the Corporation. In the case of a criminal action, suit or proceeding, a conviction (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) shall not of itself be deemed adjudication that such an officer, director or employee is liable for willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of his duties to the Corporation. Any amount payable pursuant to this article may be determined and paid, at the option of the person to be indemnified, pursuant to procedure set forth from time to time in the Bylaws or by any of the following procedures: (a) order of the court having jurisdiction of any such civil or criminal action, suit or proceeding, (b) resolution adopted by a majority of a quorum of the Board of Directors of the Corporation without counting in such majority or quorum any interested directors, (c) resolution adopted by the holders of record of a majority of the outstanding shares of capital stock of the Corporation having voting power, or (d) order of any court having jurisdiction over the Corporation. Such right of indemnification shall not be exclusive of any other right which such officers, directors and employees of the Corporation, and the other persons above mentioned, may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provisions of law or otherwise, as well as their rights under this article.

ARTICLE TEN

The Corporation shall have the power to purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor, without submitting such purchase to a vote of the shareholders.

ARTICLE ELEVEN

Notwithstanding any provisions of the Texas Business Corporation Act now or hereafter in force requiring for any purpose, the affirmative vote of two-thirds, or any other percentage, of the outstanding shares entitled by law to vote thereon, such action may, to the extent permitted by law, be authorized and taken by the affirmative vote of the holders of a majority of such outstanding shares. Except as provided in the preceding sentence or as otherwise required by law, the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at any shareholders' meeting at which a quorum is present shall be the act of the shareholders’ meeting.

ARTICLE TWELVE

The post office address of its initial registered office is 8080 North Central Expressway, Suite 210/LB 59, Dallas TX 75206 and the name of its initial registered agent at such address is Russell Cleveland.

ARTICLE THIRTEEN

The number of directors constituting the initial Board of Directors is one (1), and the names and address of the persons who are to serve as directors until the first meeting of the shareholder or until their successors are elected and qualified are:

Name	Address
Russell Cleveland	8080 North Central Expressway,
Suite 210/LB 59,
Dallas TX 75206

ARTICLE FOURTEEN

The name and address of the incorporator is:

Name	Address
Elroy G. Roelke	8080 North Central Expressway,
Suite 210/LB 59, Dallas TX 75206

IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of February, 1994.

Renaissance Capital Growth & Income Fund III, Inc.

by
Russell Cleveland, its President

And

by
Barbe Butschek, its Secretary

THE STATE OF TEXAS §

COUNTY OF DALLAS §)

BEFORE ME, the undersigned, a Notary Public in and for said County and State, do hereby certify that on this day personally appeared Russell Cleveland who being by me first duly sworn, declared that he is the person who signed the foregoing document as the sole Director and as the sole Shareholder, and that the statements contained therein are true.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 23rd day of February, 1994.

My Commission Expires:	Notary Public
Dallas County, Texas

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